                                                                   EXHIBIT 4.10B

DATE:       3 OCTOBER, 2004

PARTIES:

(1)    G.E. CAPITAL EQUITY INVESTMENTS LIMITED a corporation existing under the laws of Grand Cayman and having its principal office at Century Yard,
       Cricket Square, Hutchins Drive, PO Box 2681 GT, George Town, Grand
       Cayman, Cayman Islands, British West Indies (the "SELLER");

(2)    LIPMAN ELECTRONIC ENGINEERING (UK) LIMITED a company incorporated under the laws of England with registered number 04476161 and having its registered office at 37 Broadhurst Gardens, London NW6 3QT (the
       "Purchaser"); and

RECITALS:

(A)    The Seller is the legal and beneficial owner of 2,307,700 series A preference shares and 343,500 series B preference shares (the "SHARES")
       in the issued share capital of Dione plc.

(B)    The Seller has agreed to sell and the Purchaser has agreed to purchase the Shares on the terms and subject to the conditions set out in this agreement.

IT IS AGREED as follows:

1.     INTERPRETATION

1.1    Defined terms

       In this agreement, the following words and expressions shall have the following meanings:

       "BUSINESS DAY" means a day (excluding Friday and Saturday) on which banks generally are open in the City of London for the transaction of normal banking business;

       "CA85" means the Companies Act 1985;

       "CHAPS" means the clearing houses automated payment system or any other method of electronic transfer for same-day value;

       "COMPANY" means Dione plc, a public company limited by shares and incorporated in England and Wales with registered number 1790959;

       "COMPLETION" means completion of the sale and purchase of the Shares in accordance with clause 5;

       "COMPLETION DATE" means the date upon which Completion is required to take place in accordance with clause 5.1;

       "ENCUMBRANCE" means any mortgage, charge, pledge, lien, restriction, assignment, hypothecation, security interest, title retention or any other agreement or arrangement the effect of which is the creation of security, or any other interest, equity or other right of any person
       (including any right to acquire, option, right of first refusal or right of pre-emption), or any agreement or arrangement to create any of the same and "UNENCUMBERED" and "ENCUMBER" shall be construed accordingly;

       "GROUP" means the group of companies comprising the Company and its subsidiaries and "MEMBER OF THE GROUP" shall be construed accordingly;

       "OTHER SELLERS" means the Sellers, as that term is defined in the Other
       Share Purchase Agreement;

       "OTHER SHARES" means the issued shares in the capital of Dione Plc other than the Shares;

       "OTHER SHARE PURCHASE AGREEMENT" means the share purchase agreement dated on or around the date of this agreement made between the Purchaser,
       Lipman Electronic Engineering Limited, Scot Young and the Tamares Capital
       Foundation, pursuant to which the Purchaser shall acquire the Other
       Shares;

       "PURCHASER'S GROUP" means the group of companies comprising the
       Purchaser, any holding company from time to time of the Purchaser and any subsidiary of the Purchaser (including, following Completion, any member of the Group) or of any such holding company and "MEMBER OF THE
       PURCHASER'S GROUP" shall be construed accordingly;

       "SELLER'S GROUP" means the group of companies comprising the Seller, any holding company from time to time of the Seller and any subsidiary of the
       Seller or of any such holding company and "MEMBER OF THE SELLER'S GROUP"
       shall be construed accordingly;

       "SELLER'S SOLICITORS" means Weil, Gotshal & Manges of London Office, One
       South Place, London, EC2M 2WG.

       "SHAREHOLDER INDEBTEDNESS" means all Indebtedness outstanding between any member of the Group and the Seller;

1.2    All references to statutes, statutory provisions or enactments shall include references to any consolidation, re-enactment, modification or replacement of the same (made and effective prior to Completion), any statute, statutory provision or enactment of which it is a consolidation, re-enactment, modification or replacement and any subordinate legislation in force prior to Completion under any of the same.

1.3    A company or other entity shall be a "HOLDING COMPANY" for the purposes of this agreement if it falls within either the meaning attributed to that term in ss736 and 736A CA85 or the

       meaning attributed to the term "PARENT UNDERTAKING" in s258 CA85, and a company or other entity shall be a "SUBSIDIARY" for the purposes of this agreement if it falls within either the meaning attributed to that term in ss736 and 736A CA85 or the meaning attributed to the term "SUBSIDIARY
       UNDERTAKING" in s258 CA85, and the terms "SUBSIDIARIES" and "HOLDING
       COMPANIES" are to be construed accordingly.

1.4    Any reference to a document in the "AGREED FORM" is to the form of the relevant document in the terms agreed between the Seller and the
       Purchaser prior to the execution of this agreement and signed or initialled for identification purposes only by or on behalf of the Seller and the Purchaser (in each case with such amendments as may be agreed by or on behalf of the Seller and the Purchaser).

1.5    References to this agreement include the recitals and schedules which form part of this agreement for all purposes. References in this agreement to the parties, the recitals, schedules and clauses are references respectively to the parties and their legal personal representatives, successors and permitted assigns, the recitals and schedules to and clauses of this agreement.

1.6    Save where specifically required or indicated otherwise:

1.6.1       words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing
            corporations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof;

1.6.2       references to a person shall include any individual, firm, body corporate, unincorporated association, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality. References to a company shall be construed so as to include any company, corporation or other body corporate wherever and however incorporated or established;

1.6.3       references to the word "INCLUDE" or "INCLUDING" (or any similar term) are not to be construed as implying any limitation;

1.6.4       any reference to "WRITING" or "WRITTEN" includes any method of reproducing words or text in a legible and non-transitory form but, for the avoidance of doubt, shall not include e-mail;

1.6.5       references to "STERLING" or "(POUND)" or "POUNDS" are to the lawful currency of the United Kingdom as at the date of this agreement.
            References to "DOLLARS" or "US$" are to the lawful currency of the
            United States as at the date of this agreement; and

1.6.6       references to times of the day are to that time in London and references to a day are to a period of 24 hours running from midnight to midnight.

1.7    Clause and paragraph headings and the table of contents are inserted for ease of reference only and shall not affect construction.

1.8    Section 839 Taxes Act is to apply to determine whether one person is connected with another for the purposes of this agreement.

2.     SALE AND PURCHASE OF SHARES

2.1    Sale and purchase of Shares

2.1.1       The Seller shall at Completion sell and the Purchaser (relying on the warranties set out in clauses 2.6 and 2.7) shall purchase the entire legal and beneficial ownership in the Shares free from all
            Encumbrances.

2.1.2       The Seller covenants with the Purchaser that it has at Completion full power and the right to sell and transfer the legal and beneficial title in the Shares on the terms set out in this agreement.

2.2    The Shares shall be sold together with all rights now or hereafter attaching to them, including all rights to any dividend or other distribution declared, made or paid after the date of this agreement.

2.3    The Seller hereby irrevocably waives and agrees to procure the waiver of any restrictions on transfer (including rights of pre-emption) which may exist in relation to the Shares, whether under the articles of association of the Company or otherwise.

2.4    The Purchaser shall not be obliged to complete the purchase of any of the
       Shares unless the sale of all the Shares is completed simultaneously in accordance with this agreement.

2.5    The Seller warrants and represents to the Purchaser that all Shareholder
       Indebtedness has been repaid in full prior to the date of this agreement.

2.6    The Seller warrants and represents to the Purchaser that it has full power and authority to enter into and perform this agreement and that this agreement constitutes binding obligations on the Seller in accordance with its terms, subject to any principles of equity or insolvency law.

2.7    The Purchaser warrants and represents to the Seller that it has full power and authority to enter into and perform this agreement and that this agreement constitutes binding obligations on the Purchaser, in accordance with its terms, subject to any principles of equity or insolvency law.

2.8    The Purchaser warrants and represents the only payments to which the
       Other Sellers are entitled in connection with the sale and purchase of the Other Shares are those to which the Other Sellers are entitled pursuant to the terms of the Other Share Purchase Agreement.

2.9    The Purchaser acknowledges that is has no intention to purchase some but not all of the Other Shares. If the Purchaser exercises its discretion to complete the purchase of some but not all of

       the Other Shares under the Other Share Purchase Agreement, the Purchaser shall also complete the purchase of the Shares from the Seller pursuant to the terms of this agreement.

3.     CONSIDERATION

3.1    The consideration payable for the Shares shall be US$21,000,000.00 in cash.

4.     CONDITION

       Subject to clause 2.9, Completion is conditional upon the completion of the sale and purchase of any of the Other Shares pursuant to and in accordance with the terms of the Other Share Purchase Agreement.

5.     COMPLETION

5.1    Completion shall take place immediately following satisfaction or waiver by the Purchaser of the condition set out in clause 4.

5.2    Completion shall take place at the offices of the Purchaser's Solicitors when all (but not some only) of the events detailed in this clause 5 shall occur.

5.3    At Completion, the Seller shall deliver (or cause to be delivered) to the
       Purchaser the items listed in part 1 of schedule 1 (the Purchaser receiving those items, where appropriate, as agent of the Company); and

5.4    At Completion, and subject to the Seller complying with its obligations under clause 5.3, the Purchaser shall do or deliver (or cause to be delivered) to the Seller the matters or items listed in part 2 of schedule 1.

5.5    The Seller hereby confirms that the Seller's Solicitors are irrevocably authorised by the Seller to receive consideration payments on the
       Seller's behalf and the receipt by the Seller's Solicitors shall be an absolute discharge for the Purchaser who shall not be concerned to see to the application thereof or be answerable for the loss or misapplication of such sum.

6.     ANNOUNCEMENTS

6.1    Subject to the provisions of clauses 6.2 and 6.3, no disclosure or announcement relating to the existence or subject matter of this agreement shall be made or issued by or on behalf of the Seller or the
       Purchaser or any member of the Group without the prior written approval of the other party (which approval may be subject to reasonable conditions but shall otherwise not be unreasonably withheld or delayed)

6.2    The restrictions set out in clauses 6.1 and 6.2 shall not apply to any disclosure or announcement if required by any law, securities exchange, supervisory, regulatory or governmental body applicable to any member of the Purchaser's Group or of the Seller's Group ("required disclosure").

6.3    Nothing in this agreement will prohibit the Purchaser from making or sending after Completion any announcement to a customer, client or supplier of any member of the Group informing it that the Purchaser has purchased the Shares.

6.4    Subject to the provisions of clauses 6.2 and 6.3, the party making the communication, which shall include any required disclosure, shall use its reasonable endeavours to consult with the other party in advance as to the form, content and timing of the communication.

7.     COUNTERPARTS

       This agreement may be executed in any number of counterparts and by the parties to it on separate counterparts and each such counterpart shall constitute an original of this agreement but all of which together constitute one and the same instrument. This agreement shall not be effective until each party has executed at least one counterpart.

8.     FURTHER ASSURANCE

       The Seller agrees (at its own cost) to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as the Purchaser may reasonably require, whether on or after Completion, for the purpose of vesting in the Purchaser the legal and beneficial ownership of the Shares.

9.     VARIATION, WAIVER AND CONSENT

9.1    No variation or waiver of any provision or condition of this agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties (or, in the case of a waiver, by or on behalf of the party waiving compliance).

9.2    Unless expressly agreed, no variation or waiver of any provision or condition of this agreement shall constitute a general variation or waiver of any provision or condition of this agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this agreement which have already accrued up to the date of variation or waiver, and the rights and obligations of the parties under or pursuant to this agreement shall remain in full force and effect, except and only to the extent that they are so varied or waived.

9.3    Any consent granted under this agreement shall be effective only if given in writing and signed by the consenting party and then only in the instance and for the purpose for which it was given.

10.    PURCHASER'S RIGHTS AND REMEDIES

10.1   No failure or delay by the Purchaser in exercising any right or remedy provided by law under or pursuant to this agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time. No single or partial exercise of any right or remedy by the Purchaser shall preclude any other or further exercise of such right or remedy or the exercise of any other right or remedy.

10.2   The rights and remedies of each party under or pursuant to this agreement are cumulative, may be exercised as often as considered appropriate and are in addition to its rights and remedies under general law.

10.3   The rights and remedies of the Purchaser under this agreement shall not be affected, and the Seller's liabilities under this agreement shall not be released, discharged or impaired, by completion.

11.    ENTIRE AGREEMENT

       This agreement represents the whole and only agreement between the parties in relation to the sale and purchase of the Shares and supersedes any previous agreement (whether written or oral) between the parties in relation to the subject matter of this agreement. Each party acknowledges that in agreeing to enter into this agreement it has not relied on any representation, warranty, collateral contract or other assurance made before the signature of this agreement. Each party waives all rights and remedies which, but for this clause, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance. Nothing in this clause shall exclude any liability for, or remedy in respect of, fraud.

12.    NOTICES

12.1   Save as otherwise provided in this agreement, any notice, demand or other communication ("NOTICE") to be given by any party under, or in connection with, this agreement shall be in writing and signed by or on behalf of the party giving it. Any Notice shall be served by sending it by fax to the number set out in clause 12.3, or delivering it by hand to the address set out in clause 12.3 and in each case marked for the attention of the relevant party set out in clause 12.3 (or as otherwise notified from time to time in accordance with the provisions of this clause 12).
       Any Notice so served by fax or hand shall be deemed to have been duly given or made as follows:

12.1.1      if sent by fax, at the time of transmission; or

12.1.2      in the case of delivery by hand, when delivered;

       provided that in each case where delivery by fax or by hand occurs after
       6pm on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9am on the next following Business Day.

12.2   References to time in this clause are to local time in the country of the addressee.

12.3   The addresses and fax numbers of the parties for the purpose of clause
       12.1 are as follows:

12.3.1      Seller
            Address:
            GE Equity, GE Capital Limited
            Clarges House
            6-12 Clarges Street
            London, W1J 8DH

            Fax: +44 (0)20 7302 6810
            For the attention of: Sherwood Dodge/Jennifer Buckley

12.3.2      Purchaser
            Address:

            Fax:

12.3.3      For the attention of

12.4   A party may notify all other parties to this agreement of a change to its name, relevant addressee, address or fax number for the purposes of this clause 12, provided that, such notice shall only be effective on:

12.4.1      the date specified in the notification as the date on which the change is to take place; or

12.4.2      if no date is specified or the date specified is less than five
            Business Days after the date on which notice is given, the date following five Business Days after notice of any change has been given.

12.5   In proving service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered to the address shown thereon or that the facsimile transmission was made and a facsimile confirmation report was received, as the case may be.

13.    COSTS

       Each of the parties shall be responsible for its own legal, accountancy and other costs, charges, expenses and transfer taxes incurred in connection with the negotiation, preparation and implementation of this agreement.

14.    THIRD PARTY RIGHTS

       The parties do not intend that any term of this agreement shall be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this agreement.

15.    CONTINUING EFFECT

       Each provision of this agreement shall continue in full force and effect after Completion, except to the extent that a provision has been fully performed on or before Completion.

16.    SEVERABILITY

       If any provision of this agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable in any respect under the law of any jurisdiction, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this agreement but without invalidating any of the remaining provisions of this agreement. Any provision of this agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The parties shall then use all reasonable endeavours to replace the invalid or unenforceable provision(s) by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

17.    ASSIGNMENT

17.1   Subject to clause 17.2, no party shall be entitled to assign the benefit or burden of any provision of this agreement without the prior written consent of each other party.

17.2   All or any of the Purchaser's rights under this agreement may
       (notwithstanding any other provisions contained in this agreement) be assigned by the Purchaser to any other member of the Purchaser's Group
       (or by any such member to or in favour of any other member of the
       Purchaser's Group) provided that the assignee remains a member of the
       Purchaser's Group and reassigns such rights to a member of the
       Purchaser's Group prior to ceasing to be a member of the Purchaser's
       Group and so that none of the Purchaser's rights may be enforced by any assignee who ceases to be a member of the Purchaser's Group.

18.    GOVERNING LAW AND SUBMISSION TO JURISDICTION

18.1   This agreement shall be governed by and construed in all respects in accordance with the laws of England and Wales.

18.2   The parties to this agreement irrevocably agree that the courts of
       England and Wales shall have exclusive jurisdiction over any claim or matter arising under or in connection with this agreement, including non-contractual claims, and that accordingly any proceedings in respect of any such claim or matter may be brought in such court. The parties waive any objection to the jurisdiction of the English courts on grounds that they are inconvenient or an inappropriate forum to settle any such claim or matter arising.

The parties have shown their acceptance of the terms of this agreement by executing it at the end of the schedules.

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                                   SCHEDULE 1
                                   COMPLETION

                   PART 1: SELLER'S OBLIGATIONS AT COMPLETION

At Completion, the Seller shall deliver to the Purchaser:

1.     duly executed transfers of the Shares into the name of the Purchaser or its nominees together with the relevant share certificates (or indemnities in respect thereof in the agreed form).

2.     a certified copy of the power of attorney under which this agreement and any of the documents referred to in this schedule are executed or evidence satisfactory to the Purchaser of the authority of the person signing on behalf of the Seller;

3.     A duly executed irrevocable power of attorney in the agreed form in respect of the Shares enabling the Purchaser (during the period prior to the registration of the transfer of the Shares) to exercise all voting and other rights attaching to the Shares;

4.     a duly executed release under seal, in the agreed form, releasing each number of the Group from any liability whatsoever (whether actual or contingent) which may be owing to the Seller by the Company, the
       Subsidiaries or any of their officers or employees at Completion;

5.     a deed of termination of the shareholders agreement between the Seller and the Other Sellers in relation to the Company and release in the agreed form duly executed by the Seller; and

6.     a copy of a resolution of the board of directors of the Seller (certified by a duly appointed officer as true and correct) authorising the execution of and the performance by the Seller of its obligations under the agreement and each of the other documents to be executed by the
       Seller

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                  PART 2: PURCHASER'S OBLIGATIONS AT COMPLETION

At Completion, the Purchaser shall:

1.     pay the Consideration by CHAPS to the Seller's account at Deutsche Bank
       Trust Company America, New York (Account Number: 50-260-046, ABA
       21001033, Swift Code BKTRUS33);

2.     deliver to the Seller a copy of a resolution of the board of directors of the Purchaser (certified by a duly appointed officer as true and correct)
       authorising the execution of and the performance by the Purchaser of its obligations under this agreement; and

3.     deliver to the Seller's Solicitors certified copies of any powers of attorney under which this agreement is executed or other evidence satisfactory to the Seller's Solicitors of the authority of the person signing on the Purchaser's behalf.

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IN WITNESS WHEREOF the Parties hereto have executed this document on the date appearing at the head hereof

SIGNED by [            ]                           )
As the duly authorised attorney for                )
of G.E. CAPITAL EQUITY INVESTMENTS LIMITED         )

Witness Signature:
Witness Name:
Witness Address:

Witness Occupation:

SIGNED by [            ]                           )
duly authorised for and on behalf                  )
of LIPMAN ELECTRONIC ENGINEERING (UK) LIMITED      )

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